SIXTH AMENDMENT TO LEASE

I. PARTIES AND DATE.
This Amendment to Lease dated January 13 , 2011, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation("Landlord"), and ACACIA RESEARCH CORPORATION, a Delaware corporation ("Tenant").

II. RECITALS.

    On January 28,2002, Landlord and Tenant entered into an office space lease for space In a building located at 500 Newport Center Drive, Suite 700, Newport Beach, California ("Premises"), which lease was amended by a First Amendment to Lease dated August 13, 2004, wherein Suite 780 was added to the Premises, a Second Amendment to Lease dated February 9, 2005, wherein Suite 750 was added to the Premises, a Third Amendment to Lease dated March 14,2006, a Fourth Amendment to Lease dated November 9,2006, wherein Suite 570 was added to the Premises, and by a Fifth Amendment to Lease dated September 10,2007, wherein Suite 830 was added to the Premises (as amended, the "Lease"). As an accommodation to Tenant, Suites 700,750 and 780 are collectively referred to as "Suite700.”

Landlord and Tenant each desire to modify the Lease to terminate the Lease with respect to Suite 570 ("Suite 570") only, extend the Lease Term for Suites 700 and 830 ("Suites 700 and 830"), adjust the Basic Rent, and make such other modifications as are set forth in " III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of July 1, 2011, Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

"5. Lease Term: The Term of this Lease shall expire at midnight on
June 30, 2016."

2.Effective as of as of July 1, 2011, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"6. Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
7/1/11 to 6/30/12	$3.35	$52,123.00
7/1/12 to 6/30/13	$3.48	$54,145.00
7/1/13 to 6/30/14	$3.62	$56,324.00
7/1/14 to 6/30/15	$3.77	$58,657.00
7/1/15 to 6/30/16	$3.92	$60,991.00"
3.Effective as of July 1, 2011, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2012 (the "Base Year").

Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every 12 month period during the Term (or portion thereof during the first and last Lease years) ending June 30:"

4.    Effective as of July 1, 2011, Item 8 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"8. Floor Area of Premises: approximately 15,559 rentable square feet."

5.    Effective as of July 1, 2011, Item 9 shall be deleted in its entirety and the following shall be Substituted in lieu thereof:

S:\IPG\Office Properties \Office Legal\CA THE\Amend2011\Acacia Research#6-2.doc 1/6/2011

"9. Security Deposit: None"

6.    Effective as of July 1, 2011, Item 12 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"12. Parking: 56 unreserved vehicle parking spaces."

B.    Security Deposit. Tenant previously deposited with Landlord a security deposit the amount of $46,506.00 which is in excess of the revised Security Deposit ("Excess Security Deposit"). Subject to Landlord's right to apply the Excess Security Deposit to any obligations of Tenant occurring prior to July 1, 2011, Landlord shall return the balance thereof in the amount of $46,506.00 to Tenant.

C.    Right to Extend This Lease. Section 3.2 of the Lease entitled "Right to Extend This Lease" shall remain in full force and effect during the extension period ending June 30, 2016.

D.    Termination of Suite 570. Landlord and Tenant agree that the rights and obligations of the parties under the Lease with respect to Suite 570 shall terminate in their entirety, effective July 1, 2011, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Lease with respect to Suite 570 as of said termination date, or (b) any obligation under the Lease with respect to Suite 570 which was reasonably intended to survive the expiration or termination thereof. Tenant understands and agrees that it shall completely vacate Suite 570 by midnight on the day preceding July 1, 2011 and shall remove all property there from in accordance with the provisions of Section 15.3 of the Lease.

E.    Floor Plan of Premises. Effective as of July 1, 2011, Exhibit A-2 attached to the Lease to the Lease shall be deleted in its entirety.

F.    Parking. Notwithstanding any contrary provision in the Lease, effective as of July 1, 2011, Landlord shall provide to Tenant and Tenant may lease from Landlord, all or portion of the vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions (as reflected in Section IIIA5 of this Amendment) (the "Allotted Stalls"). Landlord agrees that Tenant may convert up to 22 of the Allotted Stalls to reserved stalls by providing written notice of such election to Landlord at any time during the extended Term (the "Converted Stalls"). During the period commencing July 1, 2011 and ending June 30, 2016 only and subject to the foregoing, the stall charge for the Allotted Stalls shall be as follows: (i) $75.00 per unreserved stall per month, and (ii) if applicable, $110.00 per Converted Stall per month. Thereafter, the stall charges shall be at Landlord's scheduled parking rates from time to time.

G.    Condition of the Premises. Tenant acknowledge that it is currently occupying the Premises and that it is satisfied with the condition thereof. Tenant waives any right or claim against Landlord arising out of the condition of the Premises.

IV.    GENERAL.

A.     Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.     Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.     Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.     Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.     Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.     Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

G.     Nondisclosure of Lease Terms. Tenant acknowledges that the content of this Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's

S:\IPG\Office Properties \Office Legal\CA THE\Amend2011\Acacia Research#6-2.doc 1/6/2011

financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE.” above.

LANDLORD: TENANT:

THE IRVINE COMPANY LLC ACACIA RESEARCH CORPORATION

By /s/ Steven M. Case	By /s/ Edward J. Treska
Steven M. Case	Printed Name Edward J. Treska
Exectuive Vice President	Title V.P., General Counsel & Secretary
Office Properties

By /s/ Christopher J. Popma	By /s/ Clayton J. Haynes
Christopher J. Popma	Printed Name Clayton J. Haynes
Vice President, Operations	Title Chief Financial Officer
Office Properties

S:\IPG\Office Properties \Office Legal\CA THE\Amend2011\Acacia Research#6-2.doc 1/6/2011